Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
US Airways Group, Inc.:
We consent to the incorporation by reference in Registration Statements Nos. 333-163463, 333-129896, 333-129899, and 333-130063 on Form S-3 of US Airways Group, Inc. and subsidiaries (the Company) and to the incorporation by reference in Registration Statements Nos. 333-152033 and 333-128766 on Form S-8 of the Company of our reports dated February 16, 2010, with respect to the consolidated balance sheets of the Company as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of the Company.
Our report on the consolidated financial statements dated February 16, 2010 contains explanatory paragraphs that state that the Company adopted the provisions of SFAS No. 157, Fair Value Measurements (included in FASB ASC Topic 320, Investments-Debt and Equity Securities), and the measurement date provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (included in FASB ASC Topic 960, Plan Accounting — Defined Benefit Pension Plans).
/s/ KPMG LLP
Phoenix, Arizona
February 16, 2010

Consent of Independent Registered Public Accounting Firm
The Board of Directors
US Airways, Inc.:
We consent to the incorporation by reference in Registration Statement No. 333-163463 on Form S-3 of US Airways, Inc. and subsidiaries (US Airways) of our reports dated February 16, 2010, with respect to the consolidated balance sheets of US Airways as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholder’s equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of US Airways.
Our report on the consolidated financial statements dated February 16, 2010 contains explanatory paragraphs that state that US Airways adopted the provisions of SFAS No. 157, Fair Value Measurements (included in FASB ASC Topic 320, Investments-Debt and Equity Securities), and the measurement date provisions of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (included in FASB ASC Topic 960, Plan Accounting — Defined Benefit Pension Plans).
/s/ KPMG LLP
Phoenix, Arizona
February 16, 2010

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